Exhibit 99.1

TIPTREE REPORTS FOURTH QUARTER AND 2021 RESULTS
New York, New York - March 9, 2022 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the quarter and year ended December 31, 2021.

“2021 was one of Tiptree’s best years since its founding in June 2007. Tiptree’s revenues, earnings and total return to shareholders all set records. More specifically, our specialty insurer, Fortegra also produced record results, with adjusted return on equity of 22% while growing premiums and equivalents at 32%. Importantly, we believe Fortegra is well positioned to continue their history of producing best-in-class returns over the long-term. In addition, our mortgage and shipping businesses also reported excellent results for the year, benefiting from favorable market conditions”, said Tiptree’s Executive Chairman, Michael Barnes.

Barnes added, “As we enter our 15th year of operations, we see a clear path to continuing to grow our businesses and to achieving superior results for our shareholders. Having our share price move higher to properly reflect Tiptree’s true intrinsic value remains our highest priority, and we believe significant progress toward that end will be made in this coming year.”

($ in thousands, except per share information)	Q4’21	Q4’20	FY’21	FY’20
Total revenues	$319,534	$257,395	$1,200,514	$810,301
Net income (loss) attributable to common stockholders	$(426)	$14,270	$38,132	$(29,158)
Diluted earnings per share	$(0.01)	$0.40	$1.09	$(0.86)
Cash dividends paid per common share	$0.04	$0.04	$0.16	$0.16
Return on average equity	(0.4)%	17.6%	11.4%	(6.4)%

Non-GAAP: (1)
Adjusted net income	$16,859	$16,191	$63,869	$51,431
Adjusted return on average equity	16.8%	17.6%	16.5%	13.1%
Book value per share	$11.22	$10.90	$11.22	$10.90
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

Full-Year 2021 Summary
•Revenues of $1.2 billion, increased 48.2%, driven by growth in insurance and shipping operations and investment gains in 2021 compared to losses in 2020. Excluding the impact from investment gains and losses, revenues increased 32.9% versus prior year.
•Net income of $38.1 million, increased significantly from a net loss in 2020, represented an annualized return on average equity of 11.4%.

•Adjusted net income of $63.9 million, increased 24.2%, reflecting higher earnings in insurance and shipping operations. Adjusted return on average equity of 16.5%, compared to 13.1% in 2020.

•On October 12, 2021, Tiptree announced a $200 million investment in Fortegra from Warburg Pincus, which is expected to close in Q2’22 and will result in an approximate 24% ownership of the business on an as converted basis.

•Declared a dividend of $0.04 per share to stockholders of record on March 21, 2022 with a payment date of March 28, 2022.

Fourth Quarter 2021 Summary

•Revenues for the quarter of $319.5 million, an increase of 24.1% from Q4’20.
•Net loss for the quarter was $0.4 million, compared to net income of $14.3 million in Q4’20 driven by improved operating performance in our insurance and shipping businesses, more than offset by declines in mortgage income, lower investment performance compared to prior year investment gains, and higher stock-based compensation expense (and related tax impacts) driven by Tiptree’s Q4’21 stock price performance.

•Adjusted net income of $16.9 million for the quarter, an increase of 4.1% from Q4’20 driven by growth in insurance and shipping operations. Q4’21 Adjusted return on average equity of 16.8%, compared to 17.6% in Q4’20.

Segment Financial Highlights - Fourth Quarter and Total Year 2021
Insurance (The Fortegra Group):

($ in thousands)	Q4’21	Q4’20	FY’21	FY’20
Gross written premiums and premium equivalents	$575,948	$490,920	$2,194,024	$1,666,942
Revenues	$262,606	$208,762	$984,130	$691,061
Income before taxes	$20,288	$26,530	$69,857	$26,948
Return on average equity	17.4%	27.5%	17.1%	8.1%
Combined ratio	89.4%	90.0%	90.6%	91.5%

Non-GAAP: (1)
Adjusted net income	$20,382	$13,588	$66,782	$43,423
Adjusted return on average equity	27.2%	18.6%	22.2%	15.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

•Fortegra’s gross written premiums and premium equivalents increased 17.3% for the quarter and 31.6% for the year driven by growth in U.S. specialty insurance lines and service contract businesses in U.S. and Europe. As a function of Fortegra’s premium growth, the combination of unearned premiums and deferred revenues on the balance sheet grew to $1,658.8 million, up $399.1 million, or 31.7%, from December 31, 2020.

•Revenues increased 25.8% for the quarter and 42.4% for the year driven by premium growth and investment gains in 2021 compared to losses in 2020. Excluding the impact of investment gains and losses, revenues increased by 39.5% over 2020.

•The combined ratio for the quarter was 89.4%, compared to 90.0% in Q4’20. For total year 2021, the combined ratio was 90.6%, compared to 91.5% in 2020. Operating and technology efficiencies contributed to an improved expense ratio, while the underwriting ratio remained stable.

•Income before taxes for the quarter of $20.3 million. Total year 2021 income before taxes of $69.9 million compared to $26.9 million in the prior year. Return on equity was 17.1% for 2021, as compared to 8.1% in 2020.

•Adjusted net income for the quarter was $20.4 million, up 50.0% from Q4’20. Adjusted net income for 2021 was $66.8 million, up 53.8%, driven by revenue growth and an improved combined ratio. The adjusted return on average equity was 22.2% for 2021, as compared to 15.2% in 2020.

Tiptree Capital:

($ in thousands)	Q4’21	Q4’20	FY’21	FY’20
Revenues	$56,928	$48,633	$216,384	$119,240
Income before taxes	$7,584	$7,794	$45,617	$(30,140)
Return on average equity	3.6%	8.8%	22.2%	(12.7)%

Non-GAAP: (1)
Adjusted net income	$4,559	$10,021	$28,197	$33,075
Adjusted return on average equity	10.1%	24.1%	16.2%	17.8%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

•Mortgage income before taxes was $28.4 million in 2021, as compared to $31.1 million in 2020, with the decrease driven by a decline in gain on sale margins, partially offset by higher servicing fees and positive fair value adjustments on the mortgage servicing portfolio. Adjusted return on average equity was 28.8% in 2021.

•Maritime transportation income before taxes was $11.6 million in 2021, as compared to $1.5 million in 2020, with the increase driven by cyclically high dry-bulk charter rates.

•Within Tiptree Capital, our investment in Invesque contributed unrealized gains of $3.1 million in 2021 compared to a loss of $67.7 million in 2020.

Corporate:

Corporate expenses include expenses of the holding company for interest expense, employee compensation and benefits, and public company and other expenses. For the quarter, corporate expenses were $17.0 million compared to $9.8 million in Q4’20 and for the year were $50.1 million, up from $35.7 million in 2020. The increase in both periods was primarily driven by increased stock-based compensation expense related to improved earnings and stock price performance.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, March 10, 2022 at 9:00 a.m. Eastern Time to discuss its Q4 and full year 2021 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, March 10, 2022 at 12:00 p.m. Eastern Time, until midnight Eastern on Thursday, March 17, 2022. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13727150.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, we have a significant track record investing in the insurance sector and across a variety of other industries, including mortgage origination, specialty finance and shipping. With proprietary access and a flexible capital base, we seek to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Consolidated Balance Sheets
($ in thousands, except share data)

	As of December 31,
	2021	2020
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$577,448	$377,133
Loans, at fair value	105,583	90,732
Equity securities	138,483	123,838
Other investments	168,656	219,701
Total investments	990,170	811,404
Cash and cash equivalents	175,718	136,920
Restricted cash	19,368	58,355
Notes and accounts receivable, net	454,369	370,452
Reinsurance receivables	880,836	728,009
Deferred acquisition costs	379,373	229,430
Goodwill	179,103	179,236
Intangible assets, net	122,758	138,215
Other assets	146,844	162,034
Assets held for sale	250,608	181,705
Total assets	$3,599,147	$2,995,760

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$393,349	$366,246
Unearned premiums	1,123,952	860,690
Policy liabilities and unpaid claims	331,703	233,438
Deferred revenue	534,863	399,211
Reinsurance payable	265,569	224,660
Other liabilities and accrued expenses	306,536	362,865
Liabilities held for sale	242,994	175,112
Total liabilities	$3,198,966	$2,622,222

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 34,124,153 and 32,682,462 shares issued and outstanding, respectively	34	33
Additional paid-in capital	317,459	315,014
Accumulated other comprehensive income (loss), net of tax	(2,685)	5,674
Retained earnings	68,146	35,423
Total Tiptree Inc. stockholders’ equity	382,954	356,144
Non-controlling interests	17,227	17,394
Total stockholders’ equity	400,181	373,538
Total liabilities and stockholders’ equity	$3,599,147	$2,995,760

Tiptree Inc.
Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Earned premiums, net	$186,649	$132,997	$685,552	$477,991
Service and administrative fees	69,111	52,683	260,525	186,973
Ceding commissions	2,957	4,884	11,784	21,101
Net investment income	8,565	1,113	17,896	9,916
Net realized and unrealized gains (losses)	31,082	55,782	151,350	62,410
Other revenue	21,170	9,936	73,407	51,910
Total revenues	319,534	257,395	1,200,514	810,301
Expenses:
Policy and contract benefits	89,814	69,137	327,012	236,898
Commission expense	104,103	73,038	396,683	280,210
Employee compensation and benefits	60,062	47,843	207,322	172,737
Interest expense	10,784	9,064	37,674	32,582
Depreciation and amortization	6,176	5,334	24,437	17,578
Other expenses	37,704	28,411	142,044	109,148
Total expenses	308,643	232,827	1,135,172	849,153
Income (loss) before taxes	10,891	24,568	65,342	(38,852)
Less: provision (benefit) for income taxes	9,875	8,403	21,291	(13,627)
Net income (loss)	1,016	16,165	44,051	(25,225)
Less: net income (loss) attributable to non-controlling interests	1,442	1,895	5,919	3,933
Net income (loss) attributable to common stockholders	$(426)	$14,270	$38,132	$(29,158)

Net income (loss) per common share:
Basic earnings per share	$(0.01)	$0.42	$1.13	$(0.86)
Diluted earnings per share	$(0.01)	$0.40	$1.09	$(0.86)

Weighted average number of common shares:
Basic	33,996,324	33,213,307	33,223,792	33,859,775
Diluted	33,996,324	33,213,307	33,688,256	33,859,775

Dividends declared per common share	$0.04	$0.04	$0.16	$0.16

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended December 31, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$20,288	$3,288	$4,296	$(16,981)	$10,891
Less: Income tax (benefit) expense	(7,281)	(434)	(642)	(1,518)	(9,875)
Less: Net realized and unrealized gains (losses)	1,272	(723)	421	—	970
Plus: Intangibles amortization (1)	3,830	—	—	—	3,830
Plus: Stock-based compensation expense	659	—	4	6,750	7,413
Plus: Non-recurring expenses	82	—	209	—	291
Plus: Non-cash fair value adjustments	—	—	(1,003)	—	(1,003)
Less: Tax on adjustments	1,532	(182)	(675)	3,667	4,342
Adjusted net income	$20,382	$1,949	$2,610	$(8,082)	$16,859

Adjusted net income	$20,382	$1,949	$2,610	$(8,082)	$16,859
Average stockholders’ equity	$299,236	$62,065	$119,016	$(79,155)	$401,162
Adjusted return on average equity	27.2%	12.6%	8.8%	NM%	16.8%

	Three Months Ended December 31, 2020
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$26,530	$9,627	$(1,833)	$(9,756)	$24,568
Less: Income tax (benefit) expense	(6,436)	(3,005)	(1,118)	2,156	(8,403)
Less: Net realized and unrealized gains (losses)	(13,505)	1,265	1,686	—	(10,554)
Plus: Intangibles amortization (1)	2,255	—	—	—	2,255
Plus: Stock-based compensation expense	909	1,069	19	(39)	1,958
Plus: Non-recurring expenses	1,232	—	284	405	1,921
Plus: Non-cash fair value adjustments	—	—	820	—	820
Less: Tax on adjustments	2,603	134	1,073	(184)	3,626
Adjusted net income	$13,588	$9,090	$931	$(7,418)	$16,191

Adjusted net income	$13,588	$9,090	$931	$(7,418)	$16,191
Average stockholders’ equity	$291,845	$55,254	$111,248	$(90,732)	$367,615
Adjusted return on average equity	18.6%	65.8%	3.3%	NM%	17.6%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

	Year Ended December 31, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$69,857	$28,407	$17,210	$(50,132)	$65,342
Less: Income tax (benefit) expense	(18,438)	(4,882)	(1,992)	4,021	(21,291)
Less: Net realized and unrealized gains (losses)	(3,732)	(5,798)	(3,091)	—	(12,621)
Plus: Intangibles amortization (1)	15,329	—	—	—	15,329
Plus: Stock-based compensation expense	2,006	331	213	8,581	11,131
Plus: Non-recurring expenses	2,158	—	938	2,171	5,267
Plus: Non-cash fair value adjustments	—	—	(3,170)	—	(3,170)
Less: Tax on adjustments	(398)	(624)	655	4,249	3,882
Adjusted net income	$66,782	$17,434	$10,763	$(31,110)	$63,869

Adjusted net income	$66,782	$17,434	$10,763	$(31,110)	$63,869
Average stockholders’ equity	$300,820	$60,433	$113,717	$(88,111)	$386,859
Adjusted return on average equity	22.2%	28.8%	9.5%	NM%	16.5%

	Year Ended December 31, 2020
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$26,948	$31,102	$(61,242)	$(35,660)	$(38,852)
Less: Income tax (benefit) expense	(3,725)	(7,066)	13,624	10,794	13,627
Less: Net realized and unrealized gains (losses)	13,804	4,018	67,668	—	85,490
Plus: Intangibles amortization (1)	9,213	—	—	—	9,213
Plus: Stock-based compensation expense	2,287	2,482	174	3,172	8,115
Plus: Non-recurring expenses	3,418	—	624	758	4,800
Plus: Non-cash fair value adjustments	—	—	(2,141)	—	(2,141)
Less: Tax on adjustments	(8,522)	(1,958)	(14,210)	(4,131)	(28,821)
Adjusted net income	$43,423	$28,578	$4,497	$(25,067)	$51,431

Adjusted net income	$43,423	$28,578	$4,497	$(25,067)	$51,431
Average stockholders’ equity	285,760	47,202	138,606	(79,092)	392,476
Adjusted return on average equity	15.2%	60.5%	3.2%	NM%	13.1%
___________________________
The footnote below corresponds to the tables above, under “—Adjusted Net Income - Non-GAAP” and “—Adjusted Return on Average Equity - Non-GAAP”.

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of December 31,
	2021	2020
Total stockholders’ equity	$400,181	$373,538
Less: Non-controlling interests	17,227	17,394
Total stockholders’ equity, net of non-controlling interests	$382,954	$356,144

Total common shares outstanding	34,124	32,682

Book value per share	$11.22	$10.90